SANDISK CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

                  AMENDED AND RESTATED AS OF FEBRUARY 10, 1997


       I.         PURPOSE OF THE PLAN

                  This Employee Stock Purchase Plan is intended to promote the interests of SanDisk Corporation by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

                  Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

      II.         ADMINISTRATION OF THE PLAN

                  The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

     III.         STOCK SUBJECT TO PLAN

                  A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued in the aggregate over the term of this Plan and the Corporation's International Employee Stock Purchase Plan shall not exceed Eight Hundred Eighty-Three Thousand Three Hundred Thirty-Three (883,333) shares. Such share reserve includes (i) the initial share reserve of 433,333 shares (as adjusted to reflect the 2:3 split of the Common Stock authorized by the Board on July 25, 1995) approved by the stockholders in August 1996, and (ii) an additional 450,000 share increase authorized by the Board on February 10, 1997, subject to stockholder approval at the 1997 Annual Meeting. No shares of Common Stock shall be issued under the Plan on the basis of the February 1997 share increase unless that increase is approved by the stockholders at the 1997 Annual Meeting, and in no event shall more than 674,063 shares of Common Stock be issued in the aggregate under this Plan and the International Employee Stock Purchase Plan after February 28, 1997, assuming stockholder approval of the February 1997 share increase.

                  B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change  affecting the outstanding  Common Stock as a
class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable in the aggregate under this Plan and the International Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

      IV.         OFFERING PERIODS

                  A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

                  B. Each Offering Period (other than the Initial Offering Period) shall have a duration of six (6) months. Offering Periods shall run from the first business day in February to the last business day in July each year and from the first business day of August each year to the last business day in January in the following year. However, the Initial Offering Period shall commence at the Effective Time and terminate on the last business day in January, 1997. During the Initial Offering Period, there shall be three (3) successive Purchase Intervals: the first shall run from the Effective Time to the last business day in January 1996; the second shall run from the first business day in February 1996 to the last business day in July 1996; and the last shall run from the first business day in August to the last business day in January 1997. A Purchase Date shall occur at the end of each Purchase Interval within the Initial Offering Period. However, for each subsequent Offering Period, there shall only be a single Purchase Date coincident with the last day of that Offering Period.

       V.         ELIGIBILITY

                  A. Only individuals who are Eligible Employees on the start date of an Offering Period shall be eligible to participate in the Plan for that Offering Period. For the Initial Offering Period, the following special eligibility provisions shall be in effect:

                           - Each individual who is an Eligible Employee at the Effective Time may enter the Initial Offering Period at that time or on the start date of any subsequent Purchase Interval within that Offering Period, provided he or she remains an Eligible Employee on that date.

                           - Each individual who first becomes an Eligible Employee after the Effective Time may enter the Initial Offering Period on the start date of any subsequent Purchase Interval within that Offering Period, provided he or she is an Eligible Employee on that date.

                  B. The date an Eligible Employee enters the Offering Period shall be designated his or her Entry Date.

                  C. To participate in the Plan for a particular Offering Period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

      VI.         PAYROLL DEDUCTIONS

                  A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Cash Compensation paid to the Participant during each Offering Period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect from Offering Period to Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

                                 (i) The Participant may, at any time during an Offering Period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Offering Period or Purchase Interval.

                                 (ii) The Participant may, prior to the start of any new Offering Period or the start of any new Purchase Interval within the Initial Offering Period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the start date of the first Offering Period or Purchase Interval following the filing of such form.

                  B. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Offering Period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

                  C.  Payroll  deductions  shall  automatically  cease  upon the
termination  of  the  Participant's   purchase  right  in  accordance  with  the
provisions of the Plan.

                  D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date.

     VII.         PURCHASE RIGHTS

                  A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each Offering Period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the Offering Period and shall provide the Participant with the right to purchase shares of Common Stock upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

                  Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

                  B. Exercise of the Purchase Right. The purchase right shall be automatically exercised on each Purchase Date within the Offering Period, and shares of Common Stock shall accordingly be purchased on behalf of the Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Offering Period or the Purchase Interval to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for the Purchase Date coincident with the last day of that Offering Period or Purchase Interval. All shares purchased on Participant's behalf shall be directly deposited into an account maintained for such Participant at a Corporation-designated brokerage firm.

                  C. Purchase Price. The purchase price per share at which Common Stock shall be purchased on the Participant's behalf on each Purchase Date within the Offering Period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that Offering Period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date. However, for each Participant who joins the Initial Offering Period after the start date, the clause (i) amount shall in no event be less than the Fair Market Value per share of Common Stock on the start date of the Initial Offering Period.

                  D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole shares obtained by dividing the Participant's payroll deductions for the Offering Period or

Purchase Interval ending on such date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed Seven Hundred Fifty (750) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

                  E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

                  F. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

                                 (i) A Participant may, at any time prior to the next scheduled Purchase Date, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Offering Period or Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next scheduled Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                                 (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Offering Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that Offering Period.

                                 (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Offering Period or Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable up until the last day of the Offering Period or Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for such Offering Period or Purchase Interval or (b) have such funds held for the purchase of shares on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided the Participant returns to service prior to the expiration date of the Offering Period in which such leave began.

                  G. Corporate Transaction. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the Offering Period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to each purchase. Should the Corporate Transaction occur in the Initial Offering Period, then the clause (i) amount above shall not, for any Participant whose Entry Date into the Initial Offering Period is other than the start date of that Offering Period, be less than the Fair Market Value per share of Common Stock on such start date.

                  The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

                  H. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

                  I. Assignability. During the Participant's lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable.

                  J. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

    VIII.         ACCRUAL LIMITATIONS

                  A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and
(ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

                  B. For purposes of applying such accrual limitations to the purchase rights granted under this Plan, the following provisions shall be in effect:

                                 (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in one or more installments on each Purchase Date within the Offering Period for which such right is granted.

                                 (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

                  C. If by reason of such accrual limitations, the purchase right of a Participant does not accrue for a particular Offering Period (or a particular Purchase Interval within the Initial Offering Period), then the payroll deductions which the Participant made during that Offering Period (or
Purchase Interval) with respect to such unaccrued purchase right shall be promptly refunded.

                  D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

      IX.         EFFECTIVE DATE AND TERM OF THE PLAN

                  A. The Plan was adopted by the Board on July 25, 1995 and shall become effective at the Effective Time, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect and all sums collected from Participants during the Initial Offering Period shall be refunded.

                  B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in July 2005, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

       X.         AMENDMENT OF THE PLAN

                  A. The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Offering Period or Purchase Interval. However, the Board may not, without the approval of the Corporation's stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

                  B. On February 10, 1997, the Board adopted an amendment to the Plan to increase the number of shares of Common Stock authorized for issuance under this Plan and the International Employee Stock Purchase Plan by an additional 450,000 shares in the aggregate. This amendment is subject to stockholder approval at the 1997 Annual Meeting, and no shares may be issued on the basis of the 450,000 share increase unless and until the share increase is approved by the stockholders. Should such stockholder approval not be obtained at the 1997 Annual Meeting, then the maximum number of shares available for subsequent issuance in the aggregate under this Plan and the International Employee Stock Purchase Plan shall not exceed the number of shares which remained available for issuance immediately prior to the February 1997 share increase.

      XI.         GENERAL PROVISIONS

                  A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

                  B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

                  C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                   Schedule A

                          Corporations Participating in
                          Employee Stock Purchase Plan
                            As of the Effective Time
                            ------------------------

                               SanDisk Corporation

                                    APPENDIX

                  The following definitions shall be in effect under the Plan:


                  A. Board shall mean the Corporation's Board of Directors.

                  B. Cash Compensation shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more Offering Periods under the Plan, plus (ii) any pre-tax contributions made by the Participant to any Code
Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate, plus (iii) all of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. However, Eligible Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate to any deferred compensation plan or welfare benefit program now or hereafter established.

                  C. Code shall mean the Internal Revenue Code of 1986, as amended.

                  D. Common Stock shall mean the Corporation's common stock.

                  E. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section
424), whether now existing or subsequently established.

                  F. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                        (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                        (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

                  G. Corporation shall mean SanDisk Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of SanDisk Corporation which shall by appropriate action adopt the Plan.

                  H. Effective Time shall mean November 7, 1995,the time at which the Underwriting Agreement was executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

                  I. Eligible Employee shall mean any person who is employed by a Participating Company on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

                  J. Entry Date shall mean the date an Eligible Employee first commences participation in the Offering Period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

                  K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                        (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                       (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                      (iii) For purposes of the Initial Offering Period which begins at the Effective Time, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

                  L. Initial Offering Period shall mean the first Offering Period in effect under the Plan which began at the Effective Time and ended on the last business day in January 1997.

                  M. 1933 Act shall mean the Securities Act of 1933, as amended.

                  N. Offering Period shall mean each successive period during which payroll deductions are to be collected on the behalf of Participants and applied to the purchase of Common Stock on one or more Purchase Dates within that period.

                  O.  Participant   shall  mean  any  Eligible   Employee  of  a
Participating Corporation who is actively participating in the Plan.

                  P. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Time are listed in attached Schedule A.

                  Q. Plan shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

                  R. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

                  S. Purchase Date shall mean the last business day of January and July each year on which shares of Common Stock shall be purchased on behalf of each Participant.

                  T. Purchase Interval shall mean each of three (3) successive periods within the Initial Offering Period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant. The first Purchase Interval shall begin at the Effective Time and end on the last business day in January 1996; the second Purchase Interval shall begin on the first business day in February 1996 and end on the last business day in July 1996; and the final Purchase Interval shall begin on the first business day in August 1996 and end on the last business day in January 1997.

                  U. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

                  V. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters which managed the initial public offering of the Common Stock.

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